Exhibit 99.2

Carvana Announces Second Quarter 2018 Financial Results

Revenue of $475 Million, an Increase of 127% YoY
Total Gross Profit per Unit of $2,173, an Increase of $672 YoY
PHOENIX – August 8, 2018 – Carvana Co. (NYSE: CVNA), a leading e-commerce platform for buying used cars, today announced financial results for the quarter ended June 30, 2018. Carvana’s complete second quarter 2018 financial results and management commentary can be found by accessing the Company’s shareholder letter on the quarterly results page of the investor relations website.

“Second quarter results exceeded our prior guidance. We delivered triple-digit growth in retail units sold, revenue, and gross profit dollars, and drove a record total GPU of $2,173. We achieved these results while opening 9 new markets and 4 new car vending machines, and Carvana’s network now covers half of the U.S. population,” said Ernie Garcia, Carvana co-founder and CEO. “We had a strong first half of the year and are on track for our fifth consecutive year of triple-digit revenue growth in 2018. We are well-positioned to benefit from continued momentum as consumers demand a new way to buy a car.”

Conference Call Details

Carvana will host a conference call today, August 8, 2018, at 5:30 p.m. EDT (2:30 p.m. PDT) to discuss financial results. To participate in the live call, analysts and investors should dial (833) 255-2830 or (412) 902-6715 and ask for “Carvana Earnings.” A live audio webcast of the conference call along with supplemental financial information will also be accessible on the company's website at https://investors.carvana.com/. Following the webcast, an archived version will be available on the website for one year. A telephonic replay of the conference call will be available until August 15, 2018, by dialing (877) 344-7529 or (412) 317-0088 and entering passcode 10122530#.

Forward Looking Statements

This letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Carvana’s current expectations and projections with respect to, among other things, its financial condition, results of operations, plans, objectives, future performance, and business. These statements may be preceded by, followed by or include the words “on track,” “well-positioned,” “believe,” “expect,” “projection,” “continued,” the negatives thereof and other words and terms of similar meaning. Forward-looking statements include all statements that are not historical facts. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Among these factors are risks related to the “Risk Factors” identified in our Annual Report on Form 10-K for 2017 and our Quarterly Report on Form 10-Q for Q2 2018. There is no assurance that any forward-looking statements will materialize. You are cautioned not to place undue reliance on forward-looking statements, which reflect expectations only as of this date. Carvana does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise.

About Carvana (NYSE: CVNA)

Founded in 2012 and based in Phoenix, Carvana’s (NYSE: CVNA) mission is to change the way people buy cars. By removing the traditional dealership infrastructure and replacing it with technology and exceptional customer service, Carvana offers consumers an intuitive and convenient online automotive retail platform. Carvana.com enables consumers to quickly and easily buy a car online, including finding their preferred vehicle, qualifying for financing, getting a trade-in value, signing contracts, and receiving as-soon-as-next-day delivery or pickup of the vehicle from one of Carvana’s proprietary automated Car Vending Machines.

For further information on Carvana, please visit www.carvana.com, or connect with us on Facebook, Instagram or Twitter.

Contacts
Investor Relations:
Carvana
Mike Levin
investors@carvana.com
or
Media Contact:
Carvana
Kate Carver
carvana@olson.com